UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
March 17, 2010
Date of Report (Date of earliest event reported)
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)
(610) 668-4700
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
          On March 17, 2010, Royal Bancshares of Pennsylvania, Inc. (the “Company”), parent company of Royal Bank America and Royal Asian Bank (collectively, the “Banks”), agreed to enter into a Written Agreement (the “Agreement”) with the Federal Reserve Bank of Philadelphia (the “Reserve Bank”).
The material terms of the Agreement provide that:
•	the Company’s board of directors shall take appropriate steps to fully utilize the Company’s financial and managerial resources to serve as a source of strength to its subsidiary banks, including talking steps to ensure that Royal Bank America complies with the cease and desist orders previously entered into with the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking on July 15, 2009;

•	the Company’s board of directors shall, within 60 days of the Agreement, submit to the Reserve Bank a written plan to strengthen board oversight of the management and operations of the consolidated operation;

•	the Company shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation (the “Director”) of the Board of Governors of the Federal Reserve System;

•	the Company and its non-bank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior approval of the Reserve Bank and the Director;

•	the Company and its nonbank subsidiaries shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank;

•	the Company shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank;

•	the Company shall, within 60 days of the Agreement, submit to the Reserve Bank an acceptable written capital plan to maintain sufficient capital at the Company on a consolidated basis, which plan shall at a minimum address: regulatory requirements for the Company and the Banks, the adequacy of the Banks’ capital taking into account the volume of classified credits, the allowance for loan and lease losses, current and projected asset growth, and projected retained earnings; the source and timing of additional funds necessary to fulfill the consolidated organization’s and the Banks’ future capital requirements; supervisory requests for additional capital at the Banks or the requirements of any supervisory action imposed on the Banks by federal or state regulators; and applicable legal requirements that the Company serve as a source of strength to the Banks;

•	the Company shall, within 60 days of the Agreement, submit to the Reserve Bank cash flow projections for 2010 showing planned sources and uses of cash for debt service, operating expenses, and other purposes , and shall submit similar cash flow projections for each subsequent calendar year at least one month prior to the beginning of such year;

•	the Company shall comply with applicable legal notice provisions in advance of appointing any new director or senior executive officer or changing the responsibilities of any senior executive officer such that the officer would assume a different senior executive officer position, and comply with restrictions on indemnification and severance payments imposed by the Federal Deposit Insurance Act; and

•	the Company’s board of directors shall, within 30 days after the end of each quarter, submit progress reports to the Reserve Bank detailing the form and manner of all actions taken to secure compliance with the Agreement and the results thereof, together with a parent company-level balance sheet, income statement, and, as applicable, report of changes in stockholders’ equity.

The Agreement will remain in effect and enforceable until stayed, modified, terminated or suspended by the Reserve Bank.
          The foregoing description of the Agreement is qualified in its entirety by reference to the complete copy of the form of Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.02 Results of Operation and Financial Condition.
          On March 18, 2010, the Company issued a press release announcing its financial results for the period ended December 31, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
10.1	Form of Written Agreement between Royal Bancshares of Pennsylvania, Inc. and the Federal Reserve Bank of Philadelphia dated as of March 17, 2010.

99.1	Press release dated March 18, 2010.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
Dated: March 18, 2010	By:	/s/ James J. McSwiggan, Jr.
James J. McSwiggan, Jr.
President and Chief Operating Officer